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                                                                EXHIBIT 10.160







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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                 PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC.,

                     FANT BROADCASTING COMPANY OF IOWA, INC.

                                       AND

                        PAXSON COMMUNICATIONS CORPORATION

                                       FOR

                           TELEVISION STATION KTVC-TV
                               CEDAR RAPIDS, IOWA

                                    *   *   *

                                   May 5, 1997


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                                TABLE OF CONTENTS

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
SECTION 1.  DEFINITIONS...........................................................................................1
         "Accounts Receivable"....................................................................................1
         "Assets".................................................................................................1
         "Assumed Contracts"......................................................................................1
         "Closing"................................................................................................1
         "Closing Date"...........................................................................................2
         "Consents"...............................................................................................2
         "Contracts"..............................................................................................2
         "Escrow Agent"...........................................................................................2
         "Escrow Agreement".......................................................................................2
         "FCC"....................................................................................................2
         "FCC Consent"............................................................................................2
         "FCC Licenses"...........................................................................................2
         "Final Order"............................................................................................2
         "Intangibles"............................................................................................2
         "Licenses"...............................................................................................3
         "LPTV Purchase Agreement"................................................................................3
         "PCC Shares".............................................................................................3
         "Purchase Price".........................................................................................3
         "Real Property"..........................................................................................3
         "Tangible Personal Property".............................................................................3
         "Time Brokerage Agreement"...............................................................................3
         "To the best knowledge of Seller"........................................................................3

SECTION 2.  PURCHASE AND SALE OF ASSETS...........................................................................4
         2.1      Agreement to Sell and Buy.......................................................................4
         2.2      Excluded Assets.................................................................................4
         2.3      Purchase Price..................................................................................5
         2.4      Payment of Purchase Price.......................................................................6
         2.5      Assumption of Liabilities and Obligations.......................................................7

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................7
         3.1      Organization, Standing, and Authority...........................................................7
         3.2      Authorization and Binding Obligation............................................................7
         3.3      Absence of Conflicting Agreements...............................................................8
         3.4      Governmental Licenses...........................................................................8
         3.5      Title to and Condition of Real Property.........................................................9
         3.6      Title to and Condition of Tangible Personal Property............................................9
         3.7      Contracts......................................................................................10
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
         3.8      Consents.......................................................................................10
         3.9      Intangibles....................................................................................10
         3.10     Accredited Investor; Investment Knowledge; Distribution........................................10
         3.11     Reports........................................................................................11
         3.12     Personnel......................................................................................11
         3.13     Taxes..........................................................................................12
         3.14     Claims and Legal Actions.......................................................................12
         3.15     Environmental Matters..........................................................................13
         3.16     Compliance with Laws...........................................................................14
         3.17     Full Disclosure................................................................................14

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................14
         4.1      Organization, Standing, and Authority..........................................................14
         4.2      Authorization and Binding Obligation...........................................................14
         4.3      Absence of Conflicting Agreements..............................................................15
         4.4      PCC Shares.....................................................................................15
         4.5      Buyer Qualifications...........................................................................15
         4.6      Full Disclosure................................................................................15

SECTION 5.  OPERATIONS OF THE STATION PRIOR TO CLOSING...........................................................15
         5.1      Generally......................................................................................15
         5.2      Compensation...................................................................................16
         5.3      Contracts......................................................................................16
         5.4      Disposition of Assets..........................................................................16
         5.5      Encumbrances...................................................................................16
         5.6      Licenses.......................................................................................16
         5.7      Rights.........................................................................................16
         5.8      No Inconsistent Action.........................................................................16
         5.9      Access to Information..........................................................................16
         5.10     Maintenance of Assets..........................................................................17
         5.11     Insurance......................................................................................17
         5.12     Consents.......................................................................................17
         5.13     Books and Records..............................................................................17
         5.14     Notification...................................................................................18
         5.15     Compliance with Laws...........................................................................18
         5.16     Financing Leases...............................................................................18
         5.17     Preservation of Business.......................................................................18

SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS.....................................................................18
         6.1      FCC Consent....................................................................................18
         6.2      Control of the Station.........................................................................19
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
         6.3      Risk of Loss...................................................................................19
         6.4      Confidentiality................................................................................19
         6.5      Environmental Audit............................................................................19
         6.6      Engineering Study..............................................................................19
         6.7      Cooperation....................................................................................19
         6.8      Bulk Sales Law.................................................................................20
         6.9      Title Insurance and Surveys....................................................................20
         6.10     Sales Tax Filings..............................................................................21
         6.11     Access to Books and Records....................................................................21
         6.12     Noncompetition Agreement.......................................................................21
         6.13     HSR Act Filing.................................................................................21
         6.14     Broker.........................................................................................21
         6.15     Cable Proceedings..............................................................................21
         6.16     Allocation of Purchase Price...................................................................22
         6.17     Parent Guaranty................................................................................22
         6.18     Registration Rights............................................................................22

SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                  AT CLOSING.....................................................................................22
         7.1      Conditions to Obligations of Buyer.............................................................22
         7.2      Conditions to Obligations of Seller............................................................23

SECTION 8.  CLOSING AND CLOSING DELIVERIES.......................................................................24
         8.1      Closing........................................................................................24
         8.2      Deliveries by Seller...........................................................................24
         8.3      Deliveries by Buyer............................................................................25

SECTION 9.  TERMINATION..........................................................................................26
         9.1      Termination by Seller..........................................................................26
         9.2      Termination by Buyer...........................................................................27
         9.3      Rights on Termination..........................................................................28
         9.4      Escrow Deposit.................................................................................28

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                    INDEMNIFICATION; CERTAIN REMEDIES............................................................29
         10.1     Representations and Warranties.................................................................29
         10.2     Indemnification by Seller......................................................................29
         10.3     Indemnification by Buyer.......................................................................29
         10.4     Procedure for Indemnification..................................................................30
         10.5     Specific Performance...........................................................................31
         10.6     Attorneys' Fees................................................................................31
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         10.7     Limitation.....................................................................................31

SECTION 11.  MISCELLANEOUS.......................................................................................31
         11.1     Fees and Expenses..............................................................................31
         11.2     Arbitration....................................................................................32
         11.3     Notices........................................................................................32
         11.4     Benefit and Binding Effect.....................................................................33
         11.5     Further Assurances.............................................................................33
         11.6     Governing Law..................................................................................33
         11.7     Headings.......................................................................................34
         11.8     Gender and Number..............................................................................34
         11.9     Entire Agreement...............................................................................34
         11.10    Waiver of Compliance; Consents.................................................................34
         11.11    Press Release..................................................................................34
         11.12    Counterparts...................................................................................34




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                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------


             Schedule 2.2       --        Excluded Assets
             Schedule 2.4       --        Form of Promissory Note
             Schedule 3.3       --        Consents
             Schedule 3.4       --        Licenses
             Schedule 3.5       --        Real Property
             Schedule 3.6       --        Tangible Personal Property
             Schedule 3.7       --        Contracts
             Schedule 3.9       --        Intangibles
             Schedule 3.12      --        Employee Matters
             Schedule 6.12      --        Form of Noncompetition Agreement
             Schedule 8.2(g)    --        Form of Opinion of Seller's Counsel
             Schedule 8.3(d)    --        Form of Opinion of Buyer's Counsel



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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is dated as of the ___ day of _________,1997, by and between Paxson Communications of Cedar Rapids-48, Inc., a Florida corporation ("Buyer"), Fant Broadcasting Company of Iowa, Inc., an Alabama corporation ("Seller"), and, for purposes of Section 6.17 hereof, Paxson Communications Corporation, a Delaware corporation ("PCC").

                                 R E C I T A L S

         A. Seller is the licensee of and owns and operates television station KTVC(TV), Cedar Rapids, Iowa (the "Station") pursuant to licenses issued by the Federal Communications Commission ("FCC").

         B. Seller desires to sell, and Buyer desires to buy, substantially all the assets that are used or useful in the business or operations of the Station, for the price and on the terms and conditions set forth in this Agreement.

                               A G R E E M E N T S

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Seller, intending to be bound legally, agree as follows:

SECTION 1.  DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the rights to payment for the sale of advertising time run on the Station prior to the Closing Date.

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under this Agreement, as specified in Section 2.1.

         "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7 that are specifically designated on Schedule 3.7 as Contracts that are to be assumed by Buyer upon its purchase of the Station, and (ii) any Contracts entered into by Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume.

         "Closing" means the consummation of the purchase and sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.




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                                      - 2 -

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and which relate to or affect the Assets or the business or operations of the Station, and
(i) which are in effect on the date of this Agreement or (ii) which are entered into by Seller between the date of this Agreement and the Closing Date.

         "Escrow Agent" means First Union National Bank of Florida.

         "Escrow Agreement" means the Escrow Agreement dated as of the date hereof among Buyer, Seller and the Escrow Agent.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         "FCC Licenses" means all Licenses issued by the FCC to Seller in connection with the business or operations of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and which are used or useful in the business and operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Licenses" means all licenses, permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to Seller in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "LPTV Purchase Agreement" means the Asset Purchase Agreement dated as of the date hereof, among Paxson Communications of Buffalo-51, Inc., Fant Broadcasting of New York, L.L.C. and Anthony J. Fant concerning the sale of the construction permit for WAQF-TV, Batavia, New York, and the assets used or useful in the business or operations of Low Power Television Stations W69CS, Buffalo, New York, and W63BM, Rochester, New York.

         "PCC Shares" means Six Hundred Thousand (600,000) shares of the Class A Common Stock of Paxson Communications Corporation, par value $.001 per share, listed for trading on the American Stock Exchange under the symbol "PXN."

         "Purchase Price" means the purchase price specified in Section 2.3.

         "Real Property" means all real property and interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are used or useful in the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property which is owned by Seller and is used or useful in the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Time Brokerage Agreement" means the Time Brokerage Agreement dated as of the date hereof between Buyer and Seller pursuant to which Buyer shall provide programming for broadcast on the Station.

         "To the best knowledge of Seller" means to the actual knowledge of Anthony J. Fant after reasonable inquiry, including, where appropriate, inquiry to the employee or agent of Seller with responsibility for the construction or operation of the Station.




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                                      - 4 -

SECTION 2.  PURCHASE AND SALE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for liens for current taxes not yet due and payable), including the following:

                  (a)      The Tangible Personal Property;

                  (b)      The Real Property;

                  (c)      The Licenses;

                  (d)      The Assumed Contracts;

                  (e) The Intangibles and all intangible assets of Seller relating to the Station that are not specifically included within the Intangibles, including the goodwill of the Station, if any;

                  (f) All of Seller's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC relating to the business and operation of the Station;

                  (g) The Accounts Receivable as of 11:59 p.m., Cedar Rapids, Iowa time, on the day prior to the Closing Date;

                  (h) All choses in action of Seller relating to the Station; and

                  (i) All books and records relating to the business or operations of the Station (other than those books and records described in Section 2.2(b)), including executed copies of the Assumed Contracts, and all records required by the FCC to be kept by the Station.

         2.2 Excluded Assets. The Assets shall exclude the following assets:

                  (a) Seller's cash on hand as of the Closing and all other cash in any of Seller's bank or savings accounts; any insurance policies, letters of credit, or other similar



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                                      - 5 -

items and cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments;

                  (b) All books and records that Seller is required by law to retain and that pertain to Seller's corporate organization and all books and records that are required by Seller to prepare its tax returns or to substantiate information reported to federal and state governmental authorities;

                  (c) Any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements; and

                  (d)      All property listed on Schedule 2.2 hereto.

         2.3 Purchase Price. The Purchase Price for the Assets and the covenants of Seller set forth in the Noncompetition Agreement referred to in
Section 6.12 shall be Five Million Dollars ($5,000,000), adjusted as provided below (as adjusted, the "Cash Purchase Price"), plus the PCC Shares:

                  (a) Prorations. The Cash Purchase Price shall be increased or decreased as required to effectuate the proration of expenses, other than expenses for which Buyer is obligated to reimburse Seller under the Time Brokerage Agreement. All expenses arising from the operation of the Station that are prepaid or deferred by Seller, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), FCC annual regulatory fees and similar prepaid and deferred items, other than any such expenses for which Buyer is obligated to reimburse Seller under the Time Brokerage Agreement, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the Closing Date (subject to reimbursement by Buyer to the extent provided in the Time Brokerage Agreement), and Buyer shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Closing Date. Notwithstanding the preceding sentence, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts and any other obligation or liability not being assumed by Buyer in accordance with Section 2.5.

                  (b) Manner of Determining Adjustments. Any adjustments will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment by the appropriate party occurring no later than ninety (90) days after the Closing Date or such other date as the parties shall mutually agree upon. Seller shall prepare and deliver to Buyer not later than five (5) days before the Closing Date a preliminary settlement statement which shall set forth Seller's good faith estimate of the adjustments to the Cash Purchase Price under Section 2.3(a). The preliminary settlement statement (i) shall contain all information reasonably necessary to determine the adjustments to the Cash Purchase Price under Section 2.3(a), to the extent such adjustments can be determined or estimated as of the date of the preliminary settlement statement, and such other information as may be reasonably requested by Buyer, and (ii) shall be certified by Seller to be true and complete in all material respects as of the date thereof.

                  (c) Non-Dilution. If at any time after the date hereof and prior to the Closing Date, PCC shall effect (i) a dividend or other distribution upon the Class A Common Stock of PCC payable in Class A Common Stock of PCC or other property (other than cash), including common stock, preferred stock or other securities of PCC, (ii) a combination of the outstanding shares of Class A Common Stock of PCC into a smaller number of such shares, (iii) a subdivision of the outstanding shares of Class A Common Stock of PCC into a larger number of such shares, or (iv) any other reorganization, restructuring, recapitalization or reclassification of the Class A Common Stock of PCC (or any merger, consolidation, business combination or other similar transaction involving another entity), such that in any such event set forth in
(i)-(iv) the holders of the outstanding shares of Class A Common Stock of PCC shall be entitled to receive (either directly or upon subsequent liquidation) any combination of shares of stock, other securities, cash or other property with respect to or in exchange for such shares of Class A Common Stock of PCC (any such event set forth in (i)-(iv) above shall be referred to as a "Diluting Event"), then Seller shall be entitled to receive on the Closing Date (under the same terms and conditions otherwise applicable to its receipt of the PCC Shares), the following:

                           (1)      if the Diluting Event results in an exchange
of shares of Class A Common Stock of PCC for any combination of shares of stock, other securities, cash or other property, Seller shall receive, in lieu of the shares of Class A Common Stock of PCC to which it is entitled pursuant to the terms of this Agreement, such shares of stock, other securities, cash or other property as may be issued or payable by virtue of the Diluting Event in exchange for that number of shares of Class A Common Stock of PCC which Seller would have received had the Closing occurred immediately prior to the Diluting Event;

                           (2)      if the Diluting Event results in an issuance
or payment with respect to the Class A Common Stock of PCC, Seller shall receive, in addition to the shares of Class A Common Stock of PCC to which it is entitled pursuant to the terms of this Agreement, such shares of stock, other securities, cash or other property (or any combination thereof) as may be issued or payable by virtue of the Diluting Event on the basis of the number of shares of Class A Common Stock of PCC which Seller would have received had the Closing occurred immediately prior to the Diluting Event.

         2.4 Payment of Purchase Price. The Purchase Price shall be paid by Buyer to Seller on the Closing Date as follows: (a) Buyer shall deliver to Seller its Demand



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                                      - 7 -

Promissory Note in the principal amount of the Cash Purchase Price, which Demand Promissory Note shall be substantially in the form of Schedule 2.4 hereto, and
(b) Buyer shall cause PCC to issue and deliver to Seller the PCC Shares.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time on and after the Closing Date, and arise out of events related to Buyer's ownership of the Assets or its operation of the Station on or after the Closing Date. Buyer shall not assume any other obligations or liabilities of Seller, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing, (iv) any obligations or liabilities arising under capitalized leases or other financing agreements, (v) any obligations or liabilities arising under agreements entered into other than in the ordinary course of business and not included in the Assumed Contracts, (vi) any obligations or liabilities of Seller under any employee pension, retirement, health and welfare or other benefit plans or collective bargaining agreements, (vii) any obligation to any employee of Seller for severance benefits, vacation time, or sick leave accrued prior to the Closing Date, or (viii) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Seller prior to the Closing, and all such obligations and liabilities shall remain and be the obligations and liabilities solely of Seller.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing, and Authority. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama. Seller has all requisite power and authority (i) to own, lease, and use the Assets as now owned, leased, or used, (ii) to conduct the business and operations of the Station as now conducted, and (iii) to execute and deliver this Agreement, the Escrow Agreement and the documents contemplated hereby and thereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Seller hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the operations of the Station or any of the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement and the Escrow Agreement by Seller have been duly authorized by all necessary actions on the part of Seller and its shareholder. This Agreement and the Escrow Agreement have been duly executed and delivered by Seller and constitute the legal, valid, and binding obligations of Seller, enforceable against it in accordance with



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                                      - 8 -

their respective terms except as the enforceability of this Agreement and the Escrow Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.3 and making any filing required under the HSR Act, the execution, delivery, and performance of this Agreement and the Escrow Agreement and the documents contemplated hereby and thereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with any provision of the Articles of Incorporation or Bylaws of Seller; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Seller is a party or by which Seller may be bound, other than such conflicts, terminations, breaches, defaults or accelerations that would not (x) have a material adverse effect on the Assets, business or operations of Seller and (y) delay or prevent the Closing; and (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets.

         3.4 Governmental Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any amendments and other modifications thereto). The Licenses have been validly issued, and Seller is the authorized legal holder thereof. The Licenses listed on Schedule 3.4 comprise all of the licenses, permits, and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business and operations of the Station in the manner and to the full extent they are now conducted, and none of the Licenses is subject to any restriction or condition that would limit the full operation of the Station as now operated. The Licenses are in full force and effect, and the conduct of the business and operations of the Station is in accordance therewith. Seller has no reason to believe that any of the Licenses would not be renewed by the FCC or other granting authority in the ordinary course. The Station's city of license, as determined by the FCC, is located within the Cedar Rapids-Waterloo-Dubuque Area of Dominant Influence as defined by the 1991-1992 Area of Dominant Influence Market Guide published by The Arbitron Co. and the Cedar Rapids-Waterloo-Dubuque Designated Market Area as defined by the 1996 United States Television Household Estimates published by Nielsen Media Research. As of the date hereof, Seller has made a valid election of must carry with respect to each cable system located within the Station's Area of Dominant Influence, no cable system has advised Seller of any copyright indemnity or other prerequisite to cable carriage of the Station's signal, and no cable system has declined or threatened to decline such carriage or failed to respond to a request for carriage or sought any form of relief from carriage from the FCC.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains a complete and accurate description of all the Real Property and Seller's interests therein (including street address, legal description, owner, and use and the location of all improvements thereon). The Real Property listed on
Schedule 3.5 comprises all real property interests necessary to conduct the business and operations of the Station as now conducted. Seller has good and marketable fee simple title, insurable at standard rates, to all fee estates (including the improvements thereon) included in the Real Property, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, or other rights or interests, except for liens for real estate taxes not yet due and payable and liens disclosed on Schedule 3.5. With respect to each leasehold or subleasehold interest included in the Real Property being conveyed under this Agreement so long as Seller fulfills its obligations under the lease therefor, Seller has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon Seller's leasehold or subleasehold interest. All towers, guy anchors, and buildings and other improvements included in the Assets are located entirely on the Real Property listed in Schedule 3.5. Seller has delivered to Buyer true and complete copies of all deeds pertaining to the Real Property. All Real Property (including the improvements thereon), to the best knowledge of Seller, (i) is in good condition and repair consistent with its present use,
(ii) is available for immediate use in the conduct of the business and operations of the Station, and (iii) complies with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction. Seller has not received any notice that it does not have full legal and practical access to the Real Property. All easements, rights-of-way, and real property licenses have been properly recorded in the appropriate public recording offices, except for those the failure of which to be recorded will not adversely affect the full legal and practical access to the Real Property.

         3.6      Title to and Condition of Tangible Personal Property. Schedule
3.6 lists all material items of Tangible Personal Property. The Tangible Personal Property listed on Schedule 3.6 comprises all material items of tangible personal property necessary to conduct the business and operations of the Station as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to each item of Tangible Personal Property, and none of the Tangible Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for liens for current taxes not yet due and payable. Each item of Tangible Personal Property is available for immediate use in the business and operations of the Station. All items of transmitting and studio equipment included in the Tangible Personal Property (i) is in good condition and repair consistent with its present use and (ii) will permit the Station and any auxiliary broadcast facilities related to the Station to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state, and local statutes, ordinances, rules, and regulations.

         3.7 Contracts. Schedule 3.7 is a true and complete list of all Contracts. Seller has delivered to Buyer true and complete copies of all written Contracts, true and complete memoranda of all oral Contracts (including any amendments and other modifications to such Contracts), and a schedule summarizing Seller's obligations under trade and barter agreements relating to the Station. Other than the Contracts listed on Schedule 3.7, Seller requires no contract, lease, or other agreement to enable it to carry on its business as now conducted. All of the Assumed Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms. There is not under any Assumed Contract any default by Seller or, to the best knowledge of Seller, any other party thereto or any event that, after notice or lapse of time or both, could constitute a default. Seller is not aware of any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the Assumed Contract upon expiration of its term, or (iii) to renew the Assumed Contract upon expiration only on terms and conditions which are more onerous than those now existing. Except for the need to obtain the Consents listed in Schedule 3.3, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability, or continuation of any of the Assumed Contracts.

         3.8      Consents. Except for the FCC Consent provided for in Section
6.1 and the other Consents described in Schedule 3.3, and any filing required under the HSR Act, no consent, approval, permit, or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transactions contemplated hereby, including, without limitation, the assignment and transfer of the Assets to Buyer, or (ii) to enable Buyer to conduct the business and operations of the Station in essentially the same manner as such business and operations are now conducted.

         3.9 Intangibles. Schedule 3.9 is a true and complete list of all Intangibles (exclusive of those listed in Schedule 3.4), all of which are valid and in good standing and uncontested. Seller has delivered to Buyer copies of all documents establishing or evidencing all Intangibles. To the best knowledge of Seller, Seller is not infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto. The Intangibles listed on Schedule 3.9 comprise all intangible property interests necessary to conduct the business and operations of the Station as now conducted.

         3.10 Accredited Investor; Investment Knowledge; Distribution. Seller is an accredited investor within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Seller has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its investment in PCC, and it is capable of bearing the economic risks of such investment.

Seller has had an opportunity to discuss the business, management and financial affairs of PCC with PCC's representatives and has had its questions concerning PCC and its business answered to its full satisfaction. The PCC Shares to be transferred hereunder to Seller are being acquired for Seller's own account for the purpose of investment and not with a view to or for resale (other than to an affiliate of Seller) in connection with any distribution thereof or interest therein. Seller understands that (i) such PCC Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) such PCC Shares must be held indefinitely unless subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) such PCC Shares shall bear a legend to such effect.

         3.11 Reports. All returns, reports, and statements that the Station is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction over Seller and the Station have been complied with. All of such returns, reports, and statements are substantially complete and correct as filed.

         3.12     Personnel.

                  (a) Except as listed on Schedule 3.12, Seller does not have any Employee Plan or Compensation Arrangement with respect to any employee of the Station. Schedule 3.12 also contains a true and complete list of all employees of the Station, their job description, date of hire, salary and amount and date of last salary increase.

                  (b) For purposes of this Agreement, the following terms shall have the meaning indicated: (i) "Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which Seller or any entity related to Seller (under the terms of Section 414(b), (c), (m) or (o) of the Code) contributes or to which Seller or any entity related to Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound which provides benefits to persons employed or previously employed at the Station; (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor thereto and any regulations promulgated thereunder; (iii) "Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors and shareholders of Seller or any entity related to Seller (under the terms of Section 414(b), (c), (m) or (o) of the Code) employed or previously employed at the Station any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; and (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder.

                  (c) Seller is not a party to or subject to any collective bargaining agreements with respect to the Station. Seller has no written or oral contracts of employment with any employee of the Station, other than those listed in Schedule 3.7. No controversies, disputes, or proceedings are pending or, to the best of Seller's knowledge, threatened, between Seller and any employee (singly or collectively) of the Station. No labor union or other collective bargaining unit represents or claims to represent any of the employees of the Station. To the best knowledge of Seller, there is no union campaign being conducted to represent any employees of the Station or to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the Station.

         3.13 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on those returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. There are no governmental investigations or other legal, administrative, or tax proceedings pursuant to which Seller is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the business of the Station, and no event has occurred that could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from Seller.

         3.14 Claims and Legal Actions. Except for any FCC rulemaking proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the best knowledge of Seller threatened, against or relating to Seller with respect to its ownership or operation of the Station or otherwise relating to the Assets or the business or operations of the Station, nor does Seller know of any basis for the same. In particular, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best knowledge of Seller, threatened (i) before the FCC relating to the business or operations of the Station other than rule making proceedings which affect the broadcasting industry generally, (ii) before any federal or state agency relating to the business or operations of the Station involving charges of illegal discrimination under any federal or state employment laws or regulations, or
(iii) before any federal, state, or local agency relating to the business or operations of the Station involving zoning issues under any federal, state, or local zoning law, rule, or regulation.

         3.15     Environmental Matters.

                  (a) Seller has complied in all material respects with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or, to the best of Seller's knowledge, commenced against Seller in connection with its ownership or operation of the Station alleging any failure to comply with any such law, rule, or regulation.

                  (b) To the best of Seller's knowledge, Seller has no liability relating to its ownership and operation of the Station (and there is no basis related to the past or present operations, properties, or facilities of Seller for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any such liability) under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                  (c) To the best of Seller's knowledge, Seller has no liability relating to its ownership and operation of the Station (and Seller has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against Seller giving rise to any such liability) for damage to any site, location, or body of water (surface of subsurface) or for illness or personal injury.

                  (d) To the best of Seller's knowledge, Seller has no liability relating to its ownership and operation of the Station (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any such liability) under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning employee health and safety.

                  (e) To the best of Seller's knowledge, Seller has no liability relating to its ownership and operation of the Station (and Seller has not exposed any employee to any substance or condition that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against Seller giving rise to any such liability) for any illness or personal injury to any employee.

                  (f) To the best of Seller's knowledge, in connection with its ownership or operation of the Station, Seller has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, and local laws, rules, and regulations (including all codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         3.16 Compliance with Laws. Seller has complied in all material respects with the Licenses and all federal, state, and local laws, rules, regulations, and ordinances applicable or relating to the ownership and operation of the Station. To the best knowledge of Seller, neither the ownership or use of the properties of the Station nor the conduct of the business or operations of the Station conflicts with the rights of any other person or entity.

         3.17 Full Disclosure. No representation or warranty made by Seller in this Agreement or any certificate to be furnished by Seller at Closing contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading in any such case that was knowingly or willfully made or omitted, as the case may be, by Seller.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing, and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and at Closing will be duly qualified to conduct business as a foreign corporation in the State of Iowa. Buyer has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and the documents contemplated hereby and thereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement and the Escrow Agreement by Buyer have been duly authorized by all necessary actions on the part of Buyer. This Agreement and the Escrow Agreement have been duly executed and delivered by Buyer and constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except as the enforceability of this Agreement and the Escrow Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents and making any filing required under the HSR Act, the execution, delivery, and performance by Buyer of this Agreement and the Escrow Agreement and the documents contemplated hereby and thereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or Bylaws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; or (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire or operate the Assets.

         4.4      PCC Shares. The PCC Shares to be transferred to Seller under
Section 2.3 will be duly authorized, validly issued, fully paid and nonassessable when transferred to Seller pursuant to this Agreement.

         4.5 Buyer Qualifications. Buyer is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act of 1934, as now in effect, and the rules, regulations and policies of the FCC as now in effect. Buyer knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, disqualify Buyer as an assignee of the FCC Licenses or as the owner and operator of the Station.

         4.6 Full Disclosure. No representation or warranty made by Buyer in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.

SECTION 5.  OPERATIONS OF THE STATION PRIOR TO CLOSING

         5.1 Generally. Seller agrees that, between the date of this Agreement and the Closing Date, Seller shall operate the Station diligently in the ordinary course of business (except where such conduct (a) has been delegated to Buyer pursuant to the terms of the Time Brokerage Agreement or (b) would conflict with the following covenants or with Seller's other obligations under this Agreement), and in accordance with the other covenants in this
Section 5.

         5.2 Compensation. Seller shall not increase the compensation, bonuses, or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Station, except in accordance with past practices or as disclosed in writing to Buyer.

         5.3 Contracts. Seller will not enter into any contract or commitment relating to the Station or the Assets, or amend or terminate any Contract (or waive any material right thereunder), or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that will be binding on Buyer after Closing, except for cash time sales agreements made in the ordinary course of business. Prior to the Closing Date, Seller shall deliver to Buyer a list of all Contracts entered into between the date of this Agreement and the Closing Date, together with copies of such Contracts.

         5.4 Disposition of Assets. Seller shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except where no longer used or useful in the business or operations of the Station or in connection with the acquisition of replacement property of equivalent kind and value.

         5.5 Encumbrances. Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) liens disclosed on Schedule 3.5 and Schedule 3.6, which shall be removed prior to the Closing Date, (ii) liens for current taxes not yet due and payable, and (iii) mechanics' liens and other similar liens, which shall be removed prior to the Closing Date.

         5.6 Licenses. Seller shall not cause or permit, by any act or failure to act, any of the Licenses to expire or to be revoked, suspended, or modified, or take any action that could cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses. Seller shall not fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Station.

         5.7 Rights. Seller shall not waive any right relating to the Station or any of the Assets.

         5.8      No Inconsistent Action. Subject to Seller's obligations under
Section 5.15 hereof, Seller shall not take any action that is inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

         5.9 Access to Information. Seller shall give Buyer and its counsel, accountants, engineers, and other authorized representatives reasonable access to the Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the Station for the purpose of audit and inspection, including inspections incident to the environmental study described in Section 6.5 and the engineering study described in Section 6.6, and will furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Station that Buyer may reasonably request (including any financial reports and operations reports produced with respect to the affairs and business of the Station). Without limiting the generality of the foregoing, Seller shall give Buyer and its counsel, accountants and other authorized representatives reasonable access to Seller's financial records and Seller's employees, counsel, accountants and other representatives for the purpose of preparing and auditing such financial statements as Buyer determines, in its sole judgment, are required or advisable to comply with federal or state securities laws and the rules and regulations of securities markets as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5.10 Maintenance of Assets. Subject to the Time Brokerage Agreement, Seller shall use its best efforts and take all reasonable actions to maintain all of the Assets in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of the Assets in a reasonable manner and in accordance with the terms of the FCC Licenses, all rules and regulations of the FCC and generally accepted standards of good engineering practice. Seller shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Seller shall repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and Seller shall use the proceeds of any claim under any insurance policy solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

         5.11 Insurance. Seller shall maintain the existing insurance policies on the Station and the Assets as contemplated by the Time Brokerage Agreement.

         5.12 Consents. Seller shall obtain the Consents and the estoppel certificates described in Section 8.2(b), without any change in the terms or conditions of any Contract or License that could be less advantageous to the Station than those pertaining under the Contract or License as in effect on the date of this Agreement. Seller shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents. Upon Buyer's request, Seller shall cooperate with Buyer and use it best efforts to obtain from the lessors under each Real Property lease such estoppel certificates and consents to the collateral assignment of the lessee's interest under each such lease as Buyer's senior lenders may request.

         5.13 Books and Records. Seller shall maintain its books and records relating to the Station in accordance with past practices.

         5.14 Notification. Seller shall promptly notify Buyer in writing of any unusual or material developments with respect to the business or operations of the Station.

         5.15 Compliance with Laws. Seller shall comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership and operation of the Station.

         5.16 Financing Leases. Seller will satisfy at or prior to Closing all outstanding obligations under capital and financing leases with respect to any of the Assets and obtain good title to the Assets leased by Seller pursuant to those leases so that those Assets shall be transferred to Buyer at Closing free of any interest of the lessors.

         5.17 Preservation of Business. Subject to the Time Brokerage Agreement, Seller shall use its best efforts to preserve the business and organization of the Station and use its best efforts to keep available to the Station its present employees and to preserve the audience of the Station and the Station's present relationships with suppliers, advertisers, and others having business relations with it, to the end that the business, operations, and prospects of the Station shall be unimpaired at the Closing Date.

SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS

         6.1      FCC Consent.

                  (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

                  (b) Seller and Buyer shall promptly prepare an appropriate application for the FCC Consent and shall file the application with the FCC within five (5) business days of the execution of this Agreement. The parties shall prosecute the application with all reasonable diligence and otherwise use their best efforts to obtain a grant of the application as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Buyer and Seller shall oppose any requests for reconsideration or judicial review of the FCC Consent. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its rights under
Section 9.

         6.2 Control of the Station. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station programs, employees, and policies, shall be the sole responsibility of Seller until the Closing; provided, however, that Buyer shall be entitled to provide programming to the Station pursuant to the Time Brokerage Agreement.

         6.3 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing; provided, however, that any such loss or damage that is caused by Buyer's actions while the Time Brokerage Agreement is in effect shall not relieve Buyer of its obligations to acquire the Assets in accordance with the terms hereof.

         6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, including Buyer's obtaining of financing related hereto, and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and the rules and regulations of securities markets, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Agreement.

         6.5 Environmental Audit. Buyer may, at its option and expense, retain an environmental consultant to be selected by Buyer to perform a Phase I environmental survey of the properties of the Station. If the survey discloses any material environmental hazard or material possibility of future liability for environmental damages or clean-up costs, Buyer shall so notify Seller as soon as practicable.

         6.6 Engineering Study. Buyer may, at its option and expense, retain an engineering firm to conduct a proof of performance study of the Station and to prepare a report on the Station's compliance with customary engineering practices and all applicable FCC rules, regulations, prescribed practices, and technical standards. If the survey discloses any material deficiencies in the operations or equipment of the Station, Buyer shall so notify Seller as soon as practicable.

         6.7 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, Buyer shall have no obligation (i) to expend funds to obtain any of the Consents or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.8 Bulk Sales Law. If applicable, the Bulk Sales law of the State of Iowa shall be complied with by Seller. Any loss, liability, obligation, or cost suffered by Seller or Buyer as the result of the failure of Seller or Buyer to comply with the provisions of any bulk sales law applicable to the transfer of the Assets as contemplated by this Agreement shall be borne by Seller.

         6.9      Title Insurance and Surveys.

                  (a) Title Insurance on Fee Property. With respect to each parcel of Real Property that Seller owns, Seller will cooperate with Buyer to enable Buyer to obtain, at Buyer's expense, at or prior to Closing, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy acceptable to Buyer), issued by a title insurer satisfactory to Buyer, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by Buyer), insuring title to such parcel to be in the name of Buyer as of the Closing, subject only to liens or encumbrances expressly permitted by this Agreement.

                  (b) General Requirements as to Title Insurance Policies. Each title insurance policy obtained and delivered to Buyer pursuant to this Agreement shall (1) insure title to the Real Property described in the policy and all recorded easements benefitting such Real Property, (2) contain an "extended coverage endorsement" insuring over the general exceptions customarily contained in title policies, (3) contain an ALTA Zoning Endorsement 3.1 (or equivalent), (4) contain an endorsement insuring that the Real Property described in the policy is the same real estate shown in the survey delivered with respect to such property, (5) contain an inflation endorsement, (6) contain a "contiguity" endorsement with respect to any Real Property consisting of more than one record parcel, and (7) not be subject to any survey exception or any defect or encroachment disclosed by a survey delivered with respect to the property.

                  (c) Surveys. With respect to each parcel of Real Property, as to which a title insurance policy is to be procured pursuant to this Agreement, Seller will cooperate with Buyer to enable Buyer to procure, at Buyer's expense, a current survey of the parcel, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

         6.10 Sales Tax Filings. Seller shall file Iowa sales tax returns with respect to the Station as required by law and shall concurrently deliver copies of all such returns to Buyer.

         6.11 Access to Books and Records. Seller shall provide Buyer access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets that are not included in the Assets. Buyer shall provide Seller access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets.

         6.12 Noncompetition Agreement. At Closing, Buyer and Seller shall enter into a Noncompetition Agreement in the form of Schedule 6.12, and $100,000 of the Purchase Price shall be allocated to the covenants of Seller set forth therein on the Closing Date.

         6.13 HSR Act Filing. Seller and Buyer agree to (a) file, or cause to be filed, with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC") all filings, if any, which are required in connection with the transactions contemplated hereby under the HSR Act within ten (10) business days of the date of this Agreement; (b) submit to the other party, prior to filing, their respective HSR Act filings to be made hereunder, and to discuss with the other any comments the reviewing party may have; (c) cooperate with each other in connection with such HSR Act filings, which cooperation shall include furnishing the other with any information or documents in such party's possession that may be reasonably required in connection with such filings; (d) promptly file, after any request by the FTC or DOJ, any information or documents requested by the FTC or DOJ; and (e) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ which relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

         6.14 Broker. Buyer represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement. Seller shall be solely responsible for any brokerage commissions due and payable with respect to this transaction and shall hold Buyer harmless from any such liability.

         6.15 Cable Proceedings. Seller shall promptly provide Buyer with copies of all pleadings, correspondence and other documents filed or received by Seller that involve the rights of the Station to be carried on cable television systems and shall promptly advise Buyer of any material developments with respect to such carriage. Seller shall consult with Buyer prior to making the election regarding must-carry/retransmission consent for cable systems within the Cedar Rapids-Waterloo-Dubuque ADI, and Seller shall not make any such election without Buyer's approval, which shall not be unreasonably withheld.

         6.16 Allocation of Purchase Price. Seller and Buyer shall use their good faith efforts to agree to an allocation of the Purchase Price among the Assets for purposes of Section 1060 of the Code and Temporary Treasury Regulation Section 1.1060-1T. Subject to such agreement, Buyer and Seller agree to use such allocation in filing as part of their respective federal income tax returns, an initial asset acquisition statement and any supplemental statements on Internal Revenue Service Form 8594 required by Temporary Treasury Regulation
Section 1.1060-1T.

         6.17 Parent Guaranty. Paxson Communications Corporation, a Delaware corporation, of which Buyer is an indirect, wholly-owned subsidiary, hereby fully and unconditionally guarantees all obligations of Buyer hereunder.

         6.18 Registration Rights. Buyer agrees to cause PCC to register with the Securities and Exchange Commission the PCC Shares to be issued and delivered to Buyer hereunder pursuant to the Securities Act in accordance with and subject to the terms and conditions set forth on Schedule 6.18.

SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
            AT CLOSING

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Consents. All Consents (other than any Consents for Contracts that are not designated as "Material Consents" on Schedule 3.7) shall have been obtained and delivered to Buyer without any material adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any conditions that need not be complied with by Buyer under Section 6.1 hereof, Seller shall have complied with any conditions imposed on it by the FCC Consent, and the FCC Consent shall have become a Final Order.

                  (e) Governmental Authorizations. Seller shall be the holder of all Licenses and there shall not have been any modification of any License that could have a material adverse effect on the Station or the conduct of its business and operations. No proceeding shall be pending or threatened the effect of which would be reasonably likely to revoke, cancel, fail to renew, suspend, or modify adversely any License.

                  (f) Deliveries. Seller shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.

                  (g) Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the business, assets, or properties of the Station, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Station.

                  (h) Time Brokerage Agreement. Seller shall not be in material default of its obligations under the Time Brokerage Agreement (taking into account any applicable cure period thereunder).

                  (i) HSR Act. The waiting period under the HSR Act shall have expired without unresolved action by the DOJ or the FTC to prevent the Closing.

                  (j) Concurrent Closing. The transactions contemplated by the LPTV Purchase Agreement shall have been consummated in accordance with the terms thereof contemporaneously with the Closing.

         7.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing are subject at Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Deliveries. Buyer shall have made or stand willing to make all the deliveries set forth in Section 8.3.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Seller of any conditions that need not be complied with by Seller under Section

6.1 hereof and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

                  (e) Time Brokerage Agreement. Buyer shall not be in material default of its obligations under the Time Brokerage Agreement (taking into account any applicable cure period thereunder).

                  (f) HSR Act. The waiting period under the HSR Act shall have expired without unresolved action by the DOJ or the FTC to prevent the Closing.

                  (g) Concurrent Closing. The transactions contemplated by the LPTV Purchase Agreement shall have been consummated in accordance with the terms thereof contemporaneously with the Closing.

SECTION 8.  CLOSING AND CLOSING DELIVERIES

         8.1      Closing.

                  (a) Closing Date. The Closing shall take place at 10:00 a.m. on a date, to be set by Buyer on at least five days' written notice to Seller, that is (1) not earlier than the first business day after the FCC Consent is granted, and (2) not later than ten business days following the date upon which the FCC Consent has become a Final Order, subject to satisfaction or waiver of all other conditions precedent to the holding of the Closing. If Buyer fails to specify the date for Closing prior to the fifth business day after the date upon which the FCC Consent becomes a Final Order, the Closing shall take place on the tenth business day after the date upon which the FCC Consent becomes a Final Order. Notwithstanding the foregoing, if the waiting period under the HSR Act shall not have expired on or before the date that is tenth business day after the date on which the FCC Consent becomes a Final Order, the Closing shall take place at 10:00 a.m. on a date to be set by Buyer, on at least five days' written notice to Seller, that is not earlier than the first business day and not later than the tenth business day after the date such waiting period shall have expired.

                  (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed warranty bills of sale, deeds, motor vehicle titles, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances, except for liens for current taxes not yet due and payable;

                  (b) Estoppel Certificates. Estoppel certificates of the lessors of all leasehold and subleasehold interests included in the Real Property and estoppel certificates of contracting parties to those Assumed Contracts listed in Schedule 3.7 that are designated to indicate that estoppel certificates are required under this paragraph;

                  (c) Consents. A copy of any instrument evidencing receipt of any Consent;

                  (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Seller by the President or any Vice President of Seller, certifying (1) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that Seller has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                  (e) Tax, Lien, and Judgment Searches. Results of a search for tax, lien, and judgment filings in the Secretary of State's records of the State of Iowa as well as the records of those counties in Iowa in which any of the Assets are located, such searches having been made no earlier than fifteen days prior to the Closing Date;

                  (f) Licenses, Contracts, Business Records, Etc. Copies of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, engineering records, and all files and records used by Seller in connection with its operations;

                  (g) Opinion of Counsel. An Opinion of Seller's counsel dated as of the Closing Date, substantially in the form of Schedule 8.2(g) hereto;

                  (h) Noncompetition Agreement. The Noncompetition Agreement in the form as Schedule 6.12, duly executed on behalf of Seller; and

                  (i) Lenders Certificates. Such certificates and confirmations to Buyer's senior lenders as Buyer may reasonably request in connection with obtaining financing for the performance of its payment obligations hereunder.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Demand Promissory Note in the form of Schedule 2.4 and the PCC Shares, as provided in Section 2.3;

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts insofar as they relate to the time on and after the Closing Date and arise out of events related to Buyer's ownership of the Assets or its operation of the Station on or after the Closing Date;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by an officer of Buyer, certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) that Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                  (d) Opinion of Counsel. An opinion of Buyer's counsel dated as of the Closing Date, substantially in the form of Schedule 8.3(d) hereto.

                  (e) Noncompetition Agreement. The Noncompetition Agreement in the form of Schedule 6.12 duly executed by Buyer and the payment of $100,000 to Seller thereunder.

SECTION 9.  TERMINATION

         9.1 Termination by Seller. This Agreement may be terminated by Seller and the purchase and sale of the Station abandoned, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Seller set forth in this Agreement have not been satisfied or waived in writing by Seller.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred by June 1, 1998.

                  (d) Breach. Without limiting Seller's rights under the other provisions of this Section 9.1, if Buyer has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within fifteen days after Buyer received written notice of such breach from Seller.

                  (e) Time Brokerage Agreement. Upon Seller's termination of the Time Brokerage Agreement in accordance with the terms thereof.

         9.2 Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Station abandoned, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

                  (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied or waived in writing by Buyer.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred by June 1, 1998.

                  (d) Interruption of Service. If any event shall have occurred, other than any event resulting from any action taken by Buyer under the Time Brokerage Agreement, that prevented signal transmission of the Station in the normal and usual manner for a continuous period of three days.

                  (e) Environmental Hazards. Buyer shall have notified Seller of material environmental hazards or the material possibility of environmental damages or clean-up costs, as indicated in the environmental study described in Section 6.5, within 30 days prior to the Closing Date, and the cause thereof shall not have been remedied prior to the Closing Date.

                  (f) Technical Deficiencies. Buyer shall have notified Seller of material deficiencies in the operations or equipment of the Station, as indicated in the engineering study described in Section 6.6, within 30 days prior to the Closing Date, and the cause thereof shall not have been remedied prior to the Closing Date.

                  (g) Breach. Without limiting Buyer's rights under the other provisions of this Section 9.2, if Seller has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within fifteen days after Seller received written notice of such breach from Buyer.

                  (h) Time Brokerage Agreement. Upon Buyer's termination of the Time Brokerage Agreement in accordance with the terms thereof.

         9.3      Rights on Termination.

                  (a)      If this Agreement is terminated pursuant to Section
9.1 or Section 9.2 and neither party is in material breach of this Agreement, the parties hereto shall not have any further liability to each other with respect to the purchase and sale of the Assets.

                  (b) If this Agreement is terminated by Seller due to Buyer's material breach of this Agreement and Seller has fully complied in all material respects with the terms of this Agreement, the payment to Seller of $500,000 pursuant to Section 9.4 below shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Seller by reason of Buyer's material breach of this Agreement. Seller and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of $500,000 is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's material breach of this Agreement. If this Agreement is terminated by Buyer due to Seller's material breach of this Agreement, Buyer shall have all rights and remedies available at law or equity.

         9.4 Escrow Deposit. Buyer has deposited with the Escrow Agent the sum of $500,000 in accordance with the Escrow Agreement. All such funds deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement and the following provisions:

                  (a) At the Closing, all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, shall be disbursed to or at the direction of Buyer.

                  (b)      If this Agreement is terminated pursuant to Section
9.1 or 9.2 and Buyer is not in material breach of this Agreement, all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, shall be disbursed to or at the direction of Buyer.

                  (c) If this Agreement is terminated by Seller due to Buyer's material breach of this Agreement, then $500,000 of the amount held by the Escrow Agent pursuant to the Escrow Agreement shall be disbursed to or at the direction of Seller as liquidated damages under Section 9.3 above and any interest or other proceeds from the investment of funds held by the Escrow Agent shall be disbursed by the Escrow Agent to or at the direction of Buyer.

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
             INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of eighteen months. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by Seller shall affect Buyer's right to rely on any representation or warranty made by Seller or relieve Seller of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         10.2 Indemnification by Seller. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to this Agreement, including any liabilities arising at any time under any Contract not included in the Assumed Contracts.

                  (c) Any loss, liability, obligation, or cost resulting from the failure of the parties to comply with the provisions of any bulk sales law applicable to the transfer of the Assets.

                  (d) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station prior to the Closing, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior the Closing Date.

                  (e) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 Indemnification by Buyer. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have,

Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to Seller under this Agreement.

                  (b) Any and all obligations of Seller assumed by Buyer pursuant to this Agreement.

                  (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station on and after the Closing.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five days after written notice of such action, suit, or proceeding was given to Claimant.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity or under the arbitration provisions of this Agreement, as applicable.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e) The indemnifications rights provided in Sections 10.2 and 10.3 shall extend to the shareholders, directors, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 Specific Performance. The parties recognize that if Seller breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law.

         10.6 Attorneys' Fees. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

         10.7 Limitation. Neither Buyer nor Seller shall be required to indemnify the other party under this Section 10, except to the extent that the aggregate amount of all claims against the party exceeds Fifty Thousand Dollars ($50,000).

SECTION 11.  MISCELLANEOUS

         11.1 Fees and Expenses. Any federal, state, or local sales or transfer tax arising in connection with the conveyance of the Assets by Seller to Buyer pursuant to this Agreement shall be paid by Seller. Buyer and Seller shall each pay one-half of any fees payable to the

Escrow Agent, all filing fees required by the FCC in connection with the FCC Consent, and any filing fee required by the FTC under the HSR Act. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives. Seller shall pay at the Closing any brokerage commissions due and payable with respect to this transaction.

         11.2 Arbitration. Except as otherwise provided to the contrary below, any dispute arising out of or related to this Agreement that Seller and Buyer are unable to resolve by themselves shall be settled by arbitration by a panel of three (3) neutral arbitrators who shall be selected in accordance with the procedures set forth in the commercial arbitration rules of the American Arbitration Association. The persons selected as arbitrators shall have prior experience in the broadcasting industry but need not be professional arbitrators, and persons such as lawyers, accountants, brokers and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in Washington, D.C. The written decision of a majority of the arbitrators shall be final and binding on Seller and Buyer. The costs and expenses of the arbitration proceeding shall be assessed between Seller and Buyer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by Seller or Buyer against the other except (i) an action to compel arbitration pursuant to this Section, (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section, or (iii) a suit for specific performance pursuant to Section 10.5.

         11.3 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Seller:              Anthony J. Fant, President
                           Fant Broadcasting Company
                           2154 Highland Avenue
                           Birmingham, Alabama 35205

With a copy to:            Michael A. King, Esq.
                           Brown & Wood, LLP
                           One World Trade Center
                           New York, NY  10048

If to Buyer:               Mr. Lowell W. Paxson
                           Paxson Communications of Cedar Rapids-48, Inc.
                           601 Clearwater Park Road
                           West Palm Beach, FL  33401

With a copy to:            John R. Feore, Jr., Esq.
                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, DC  20036

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.3.

         11.4 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign its rights and obligations under this Agreement, in whole or in part, to one or more subsidiaries or commonly controlled affiliates of Buyer or any other entity qualified to hold the FCC Licenses (provided, however, that Buyer shall guarantee such assignee's performance hereunder) without seeking or obtaining Seller's prior approval in which event Buyer shall have no further obligation hereunder and Buyer may collaterally assign its rights and interests hereunder to its senior lenders without seeking or obtaining Seller's prior approval. Upon any permitted assignment by Buyer or Seller in accordance with this Section 11.4, all references to"Buyer" herein shall be deemed to be references to Buyer's assignee and all references to "Seller" herein shall be deemed to be references to Seller's assignee, as the case may be. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.5 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Seller, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

         11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS
THEREOF).

         11.7 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.8 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         11.9 Entire Agreement. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         11.10 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.10.

         11.11 Press Release. Neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities as may, in its judgement be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         11.12 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.

                                        PAXSON COMMUNICATIONS OF CEDAR
                                        RAPIDS-48, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        FANT BROADCASTING COMPANY OF
                                        IOWA, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:





PAXSON COMMUNICATIONS CORPORATION JOINS IN THE EXECUTION OF THE FOREGOING ASSET PURCHASE AGREEMENT SOLELY FOR THE PURPOSE OF SECTION 6.17 THEREOF.


                                        PAXSON COMMUNICATIONS CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: